Exhibit 3.84

AMENDED AND RESTATED

CODE OF BY-LAWS OF

AUTOMOTIVE FINANCE CORPORATION

ARTICLE I

Identification

Section 1.01 Name. The name of the Corporation is Automotive Finance Corporation (hereinafter referred to as the “Corporation”).

Section 1.02 Registered Office and Registered Agent. The street address of the registered office of the Corporation is 310 East 98th Street, Suite 300, Indianapolis, Indiana 46240, and the name of the registered agent of the Corporation at that address is Joel G. Garcia. The Corporation may change its registered office or registered agent by delivering to the Secretary of the State of the State of Indiana for filing a notice change.

Section 1.03 Fiscal Year. The fiscal year of the Corporation shall be January 1 through December 31 of each year until such time as changed by resolution of the Board of Directors of the Corporation.

ARTICLE II

Capital Stock

Section 2.01 Amount and Class of Authorized Shares. The authorized shares of the Corporation shall be one thousand (1,000) shares without par value and all shares shall be of one class.

Section 2.02 Issuance of Shares. The Board of Directors may approve the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. If shares are to be issued for promissory notes or for promises to render services in the future, the Corporation must comply with the notice requirements of the Indiana Business Corporation Law.

Section 2.03 Certificate for Shares. Certificates for shares of the Corporation shall be issued to a subscriber by the Secretary of the Corporation when proper consideration has been paid therefor. Each certificate shall be signed by the President and the Secretary and shall set forth the number of shares represented by such certificate.

Section 2.04 Transfer of Certificates. The shares of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon the form of endorsement by the President of the Corporation.

ARTICLE III

Meetings of Shareholders

Section 3.01 Annual Meeting. The annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting shall be held on the second Wednesday of the third month following the end of the fiscal year of the Corporation, if such day is not a legal holiday. Failure to hold the annual meeting at the designated time shall not affect the validity of any corporate action.

Section 3.02 Special Meetings. Special meetings of the Shareholders may be called by the President, by the Board of Directors or by the holders of at least twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meting upon delivery to the Corporation’s Secretary of one or more written demands, signed and dated, describing the purpose or purposes for which it is to be held.

Section 3.03 Notice of Meetings. A written or printed notice, stating the date, time and place of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Corporation to each holder of the shares of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, no fewer than ten (10) days and no more than sixty (60) days before the meeting date. However, notice of a meeting at which (i) an agreement of merger or exchange, or (ii) the sale, lease, exchange, or other disposition of all, or substantially all, of the Corporation’s property in other than the usual and ordinary course of business is to be considered, shall be delivered or mailed to all shareholders of record, whether or not entitled to vote, no fewer than ten (10) days and no more than sixty (60) days before the meeting. Notice of any such meeting may be waived in writing by a Shareholder, before or after the date and time stated in the notice, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting in person or by proxy: (a) waives objection to lack of notice or defective notice of the meeting unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to consideration of the matter when it is presented.

Section 3.04 Participation in Meetings. A shareholder entitled to vote may participate in an annual or special meeting of the Shareholders by, or through the use of, any means of communication by which all Shareholders participating may simultaneously hear each other during the meeting. Participation by such shareholder by this means shall be deemed to constitute presence in person at such meeting.

Section 3.05 Voting at Meetings.

(a) Voting Rights. Except as may be otherwise provided the Articles of Incorporation, every shareholder shall have the right at all meetings of the Shareholders to one vote for each share standing in his name on the books of the Corporation on the record date for such meetings.

(b) The respective record holders of the voting stock shall be entitled to cast one (1) vote for each share of stock held of record by such record holder.

(c) Proxies. A Shareholder may vote either in person or by a proxy appointed in writing by the Shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

(d) Quorum and Action. At any meeting of Shareholders, a majority of the shares outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum. The act of a majority of the shares represented at any meeting at which a quorum is present shall be the act of the Shareholders.

(e) Voting of Shares Owned by Other Corporations. Shares of the Corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the Board of Directors of such other corporation may appoint, or as By-Laws of such other corporation may prescribe.

Section 3.06 Action Without a Meeting. Any action which may be taken at a Shareholders’ meeting may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed by all Shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE IV

The Board of Directors

Section 4.01 Number. The number of Directors of the Corporation shall be three (3).

Section 4.02 Management and Committees. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitations set forth in the Articles of Incorporation. The Board of Directors, by a majority vote of all Directors, may also appoint an executive committee or one or more other special committees from among its members as it determines to be necessary. The purpose of the committees is to act in the place of the Board of Directors from time to time during the interval between meetings of the Board of Directors. The committees shall possess the same authority and powers as the full Board of Directors.

Section 4.03 Other Meetings. Other meetings of the Board of Directors may be held upon a call of the President or any two members of the Board of Directors of the Corporation. Such meetings of the Board of Directors may be held in and out of Indiana. The person or persons calling such meeting shall give, or shall cause the Secretary of the Corporation to give, written or oral notice of the meeting, specifying the time and place of this meeting to each Director, either in person, by telephone, by mailing, by messenger, by facsimile transmission, or by telegram, at least twenty-four (24) hours in advance of the meeting. A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A Director may waive notice of the meeting either before or after the date and time stated in the notice, which waiver must be in writing and signed by the Director entitled to the notice.

Section 4.04 Participation in Meetings. Any or all Directors may participate in a meeting of the Board or committee of the Board by any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present at the meeting.

Section 4.05 Action Without a Meeting. Any action which may be taken at a Board of Directors’ meeting may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed by each Director and included in the minutes or filed with the corporate records reflecting the action taken.

Section 4.06 Quorum and Action. At any meeting of the Board of Directors, the presence of a majority of the number of Directors, provided for such Board at such time by these By-Laws, constitutes a quorum. A majority of the Directors in office constitutes a quorum for purposes of filling a vacancy on the Board of Directors. Except as otherwise provided in the Articles of Incorporation or these By-Laws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.07 Election of the Board of Directors. The term of office of each Director shall be for one year and until a successor is duly elected and qualified, unless sooner removed as provided for by applicable law. The Directors shall be elected at the annual meeting of the Shareholders and shall assume their offices immediately upon adjournment of such meeting. Any vacancy occurring in the Board of Directors, including any vacancy resulting from an increase in the number of Directors shall be filled by a majority vote of the remaining members of the Board of Directors until the next annual meeting of the Shareholders.

Section 4.08 Removal. Any Director may be removed, either for or without cause, as provided by law, at any special meeting of the Board of Directors.

Section 4.09 Compensation of Directors. The Board of Directors is empowered and authorized to fix and determine the compensation of the Directors. Except as determined by the Board of Directors, members of the Board of Directors shall receive no compensation for acting in such capacity.

ARTICLE V

Officers of the Corporation

Section 5.01 Election. At its annual meeting, the Board of Directors shall elect a Chairman of the Board, a President, one or more Vice Presidents (if the Board of Directors deems such office necessary), a Secretary, and a Treasurer and such assistants and other officers as it may decide upon, for a term of one year. Any two or more offices may be held by the same person. If the annual meeting of the Board of Directors is not held at the time designated in these By-Laws, such failure shall not cause any defect in the corporate existence of the Corporation, but the officers for the time being shall hold over until their successors are chosen and qualified unless sooner removed as provided for by applicable law.

Section 5.02 Vacancies. Whenever any vacancies occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, such vacancy shall be filled by the Board of Directors, and the officer so elected shall hold office until a successor is chosen and qualified, unless sooner removed, as provided for by applicable law.

Section 5.03 Removal. Any elective officer of the Corporation may be removed, either for or without cause, at any time by majority vote of the entire Board of Directors.

Section 5.04 The Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation. The Chairman shall preside at all meetings of the Shareholders and of the Board of Directors, and, subject to the approval of the Board of Directors, shall direct the policies and management of the Corporation. In the event of the absence or disability of the Chairman, the duties of the Chairman shall be performed by the President.

Section 5.05 The President. Pursuant to the general policy established by the Board of Directors and the Chairman of the Board, the President shall have general management and direction of the business and affairs of the Corporation. The President may sign in the name of the Corporation, either manually or by facsimile signature all certificates of stock. The President in general shall perform all duties usually incident of the office of President, and such other duties as from time to time may be assigned by the Board of Directors or by the Chairman of the Board or as prescribed by law or this Code of By-Laws.

Section 5.06 The Vice President. The Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and perform such other duties as these By-Laws may require or the Board of Directors may prescribe; provided, that if the Board of Directors elects more than one Vice President, their right to act during the absence or disability of the President shall be in the order in which their names appear in the resolution, or resolutions, electing such Vice Presidents.

Section 5.07 The Secretary. The Secretary shall attend all meetings of the Shareholders and of the Board of Directors, and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the Board of Directors, when required. The

Secretary shall attend to the giving and serving of all notices of the Corporation. The Secretary shall keep the stock books and stock records of the Corporation, the Corporation’s certificates for shares, contracts and agreements, and shall perform such other duties as these By-Laws may require, or the Board of Directors may prescribe.

Section 5.08 The Treasurer. The Treasurer shall maintain a correct and complete record of account showing accurately at all times the financial condition of the Corporation. The Treasurer shall be the legal custodian of all monies, notes, securities and other valuables which may from time to time come into the possession of the Corporation. The Treasurer shall immediately deposit all funds of the Corporation coming into the Treasurer’s hands in some reliable bank or other deposition to be designated by the Board of Directors and shall keep such bank account in the name of the Corporation. In the event no Vice Presidents have been elected by the Board of Directors, the Treasurer shall perform all duties incumbent upon the President during the absence or disability of the President.

Section 5.09 Assistant Officers. Such assistant officers as the Board of Directors shall from time to time designate and elect shall have such powers and duties as the officers whom they are elected to assist shall specify and delegate to them and such other powers and duties as these By-Laws or the Board of Directors may prescribe. An assistant Secretary may, in the event of the absence or disability of the Secretary, attest to the execution by the Corporation of all documents.

Section 5.10 Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any Director, for the time being, provided a majority of the entire Board concurs therein.

ARTICLE VI

Contracts, Checks, Notes, Etc.

Special Corporate Acts

Section 6.01 Contracts and Checks. All contracts and agreements entered into by the Corporation and all checks, drafts and bills of exchange, and orders for the payment of money shall, in the conduct of the ordinary course of business of the Corporation, unless otherwise directed by the Board of Directors or unless otherwise required by law, be signed by the Treasurer or by any other officer of the Corporation, singly. Any one of the documents heretofore mentioned in this section for use outside of the ordinary course of business of the Corporation, or any deeds, mortgages, notes or bonds of the Corporation, shall be executed by and require the signature of any two officers of the Corporation, jointly, unless otherwise directed, by the Board of Directors of the Corporation or unless otherwise required by law.

ARTICLE VII

Amendment of By-Laws

Section 7.01 Amendment. The power to make, alter, amend or repeal these By-Laws is vested in the Board of Directors, but the affirmative vote of a majority of the actual number of Directors from time to time shall be necessary to effect any alteration, amendment or repeal of these By-Laws.